Exhibit 10.22

June 16, 2004

Pacific Financial Printing (“Sublessor”)

4020 Campbell Avenue

Menlo Park, CA 94025

Attention: Charlene Johnston

Mr. Albert Gounod (“Lessor”)

373 Alicia Way

Los Altos, CA 94022

Exercise one-year lease extension from 10/01/04-09/30/05 at 4020 Campbell Avenue, Menlo Park, CA 94025. Approximately 10,000 Sq ft. (the “Premises”)

The undersigned, Memry Corporation (“Sublessee”) is subtenant of the Premises under that certain Standard Sublease dated February 3, 2000 (the “Sublease”). Your rights as tenant of the Premises (and other premises at the same address) are governed by that certain Standard Industrial/Commercial Single-Tenant Lease dated February 14, 2000 and as extended to April 15, 2006 by Second Addendum to Lease dated December 31, 2000 (as so extended and renewed, the “Lease”).

Memry Corporation (“Sublessee”) is exercising the third of four 1-year extensions as contained in paragraph ( c ) of Sublease Extension dated April 12, 2001. As requested by Pacific Financial Printing, Sublessee will make monthly payments of $11,220, for a total of $134,640 (12 months X’s $11,220 per month), directly to the owner of 4020 Campbell Avenue Mr. Albert Gounod.

The terms and conditions of this extension will be applied if the 1 remaining extension is exercised.

Agreed and Acknowledged:		Agreed and Acknowledged:

Memry Corporation (Sublessee)		Pacific Financial Printing (Sublessor)

By:	/s/ Robert P. Belcher	By:	/s/ Charlene Johnston
Robert P. Belcher		Charlene Johnston
Memry Chief Financial Officer		Owner of Pacific Financial Printing
Date: 6/15/04		Date: 6/25/04

Agreed and Acknowledged: (Lessor)

By:	/s/ Albert M. Gounod
Mr. Albert Gounod
4020 Campbell Ave. Owner
Date:

Memry Corporation

Headquarters and Eastern Operations 3 Berkshire Boulevard	Western Operations 4065 Campbell Avenue
Bethel, CT 06801	Menlo Park, CA 94025
Executive Offices 203-739-1100 Fax 203-798-6511	650-463-3400 Fax 650-463-3456

Customer Service 866-Go Memry / Fax 203-798-6606